SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                        PURSUANT TO SECTION 13 OR 15 (D)
                                     of the
                         SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) January 20, 2000


                         FUNDAE ACQUISITION CORPORATION
                 (FORMERLY CMERUN, INC., A FLORIDA CORPORATION)
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)

                                    DELAWARE
                                 ---------------
     (State  or  other  jurisdiction  of  incorporation  or  organization)


                 0-25359                            65-0877745
               -------------                 ------------------------
         (Commission File Number)       (IRS Employer Identification Number)



                       222 LAKEVIEW AVENUE, SUITE 160-146
                         WEST PALM BEACH, FLORIDA 33401
                    ----------------------------------------
                    (Address of principal executive offices)

                                 (561) 832-5698
                           --------------------------
              (Registrant's telephone number, including area code)

ITEM  5.  OTHER  EVENTS
-----------------------

     On January 20, 2000 a Statement of Claim was filed in the Court of Queen's Bench of Alberta, Judicial District of Calgary under Number 0001-01111 between FutureLink Corp., FutureLink Distribution Corp. and FutureLink Micro Visions Corp., Plaintiffs, and Cameron B. Chell, Chell.com, Inc., Colin B. Curwen, Warren Talbot, David Bolink, Kevin Sebastian, Robert Klein, Bruce Elliott, Arian Hopkins, Donna Trimble, Riaz Mamdani, cmerun, inc. and C Me Run Corp., Defendants.


     The Defendants seek an injunction to prohibit Fundae and C Me Run from developing, marketing or otherwise participating in the consumer ASP market and ask for CD$75,000,000 in damages, CD$5,000,000 in punitive and exemplary damages and costs.


ITEM  7.  FINANCIAL  STATEMENTS  AND  EXHIBITS
----------------------------------------------

   Financial  Statements

     None

   Exhibits

     Exhibit  A  -  Press  Release  dated  January  26,  2000

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     FUNDAE ACQUISITION CORPORATION



     By:/s/A.  Rene  Dervaes,  Jr.
        --------------------------
           A.  Rene  Dervaes,  Jr.,  President


Date:  January  26,  2000

                                    EXHIBIT A

     FUNDAE ACQUISITION CORPORATION AND C ME RUN CORP. TO RESPOND TO LAWSUIT


JANUARY 26, 2000 -Fundae Acquisition Corporation (OTCBB: FNDE) and C Me Run Corp. today announced plans to vigorously defend a $80MCdn lawsuit filed by FutureLink Distribution Corp (NASDAQ: FTRL) which seeks an injunction to prohibit Fundae and C Me Run from developing, marketing or otherwise participating in the consumer ASP market.

Fundae Acquisition Corporation is an OTC Bulletin Board company actively seeking a merger and acquisition partner.

Founded in 1999, C Me Run is an Internet computing company which enables consumers to access brand-name software programs via a secure Web browser and store files at their favorite Internet portal or Internet Service Provider through any Internet-capable device. C Me Run is the first company to emerge from Chell.com Inc., a strategy bank founded by Cameron Chell to incubate, test and grow businesses out of the latest in technology innovation.



For  more  information,  please  contact:
Marilyn  Schaffer
Vice-President  Global  Communications
Chell.com
Tel:  416-598-9910
mschaffer@chell.com